EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 Registration Statement on Form SB-2 of our report dated April 21, 2006 relating to the financial statements of Changes in L'Attitudes, Inc. as of and for the years ended December 31, 2005 and 2004 and to the reference to our Firm under the caption "Experts" in the Prospectus.

Pender Newkirk & Company, LLP
Certified Public Accountants
Tampa, Florida

August 31, 2007



            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 Registration Statement on Form SB-2 of our report dated May 1, 2006 relating to the combined financial statements of Island Resort Tours, Inc and International Travel and Resorts, Inc., as of and for the years ended December 31, 2005 and 2004 and to the reference to our Firm under the caption "Experts" in the Prospectus.

Pender Newkirk & Company, LLP
Certified Public Accountants
Tampa, Florida

August 31, 2007